EXHIBIT 2.1

AMENDMENT NO. 2 TO MASTER TRANSACTION AGREEMENT

AMENDMENT NO. 2 TO MASTER TRANSACTION AGREEMENT (this “Amendment”), dated as of July 31, 2007, among AmerisourceBergen Corporation, a Delaware corporation, PharMerica Long-Term Care, Inc., a Delaware corporation (formerly named PharMerica, Inc.), Kindred Healthcare, Inc., a Delaware corporation, Kindred Healthcare Operating, Inc., a Delaware corporation, Kindred Pharmacy Services, Inc., a Delaware corporation, PharMerica Corporation, a Delaware corporation (formerly named Safari Holding Corporation), Hippo Merger Corporation, a Delaware corporation, and Rhino Merger Corporation, a Delaware corporation.

WHEREAS, the parties hereto have entered into a Master Transaction Agreement dated as of October 25, 2006, as amended on June 4, 2007 (the Master Transaction Agreement as so amended, the “Master Transaction Agreement”); and

WHEREAS, the parties hereto desire to amend the Master Transaction Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.01(a) of the Master Transaction Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“Hippo Information Sharing Agreement” means the Information Sharing Agreement between Newco and Hippo in the form attached hereto as Exhibit V.

“Rhino Information Sharing Agreement” means the Information Sharing Agreement between Newco and Rhino in the form attached hereto as Exhibit W.

2. Section 1.01(a) of the Master Transaction Agreement is hereby amended by deleting therefrom in their entirety the defined terms “Rhino Hippo Transition Services Agreement” and “Newco Hippo Transition Services Agreement”.

3. Section 1.01(a) of the Master Transaction Agreement is hereby amended by amending the definitions of “Hippo Pre-Distribution Stock Value”,

“Newco Stock Value”, “Rhino Pre-Distribution Stock Value” and “Transaction Agreements” to read in full as follows:

“Hippo Pre-Distribution Stock Value” means, with respect to a Transferring Hippo Option, the opening per-share price of Hippo Common Stock trading “regular way with due bills” on July 31, 2007, as listed on the NYSE.

“Newco Stock Value” means the opening per-share price of Newco Common Stock on August 1, 2007, as listed on the NYSE.

“Rhino Pre-Distribution Stock Value” means, with respect to a Transferring Rhino Option, the opening per-share price of Rhino Common Stock trading “regular way with due bills” on July 31, 2007, as listed on the NYSE.

“Transaction Agreements” means (i) this Agreement, (ii) the Information Services Agreement, (iii) the Newco Supply Agreement, (iv) the Tax Matters Agreement, (v) the Rhino Newco Transition Services Agreement, (vi) the Hippo Newco Transition Services Agreement, (vii) the Trademark License Agreement, (viii) the Hippo Information Sharing Agreement and (ix) the Rhino Information Sharing Agreement.

4. The Master Transaction Agreement is hereby amended by (i) deleting Exhibits D and F attached thereto, (ii) attaching thereto Exhibits V and W attached hereto and (iii) replacing Exhibit S attached thereto with Exhibit S attached hereto.

5. Section 1.01 of the Hippo Disclosure Schedule is hereby amended to add under the heading “Excluded Employees”:

“3. Melanie Underwood

4. Michael Rosenblum

5. Jacquie Breiter

6. Steven North

7. Christopher Myers

8. Lorri Lilly (transferred from PharMerica, Inc. to PMSI, Inc. on or about April 15, 2007)”

6. Section 1.01 of the Hippo Disclosure Schedule is hereby amended to add under the heading “Non-HippoRx Assets”:

“14. Computer servers used exclusively by PMSI but which were identified and listed as Fixed Assets in the accounting system of PharMerica, Inc.

15. Arkos Risk Management trademark registered (#2,918,034) by PharMerica, Inc. on January 11, 2005.”

7. Section 1.01 of the Hippo Disclosure Schedule is hereby amended to add under the heading “Non-HippoRx Liabilities”:

“24. Balances held by Transferring Hippo Employees under the ABC Deferred Compensation 2001 Plan, amended and restated effective November 1, 2002.”

8. Section 1.01 of the Hippo Disclosure Schedule is hereby amended to replace item 3 under the heading “HippoRx Liabilities” with the following:

“3. [Intentionally Omitted]”

9. Section 1.01 of the Hippo Disclosure Schedule is hereby amended to add under the heading “Transferring Hippo Employees”:

“5. Gayle Snyder

6. Bill Mertz

7. Sharon Hartman

8. Joseph Tomkiewicz

9. Kim Evans

10. Susan Wagner

11. Karen Kosan

12. Angela Llewllyn (Ms. Llewllyn is a contractor with, and not an employee of, AmerisourceBergen Corporation)”

10. Section 2.04(b)(ii) of the Hippo Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

11. Section 2.05(a) of the Master Transaction Agreement is here by amended and restated in its entirety to read as follows:

“(a) At the Distribution Time, Hippo will deliver to the Exchange Agent for the benefit of holders of record of Hippo Common Stock on the Record Date (other than Hippo Common Stock (i) held by Hippo in its treasury or Hippo

Common Stock held by any Subsidiary of Hippo as of the Record Date or (ii) acquired by Hippo or any Subsidiary of Hippo after the Record Date and prior to the Distribution Time ((i) and (ii) collectively, “Treasury Stock”)), a single stock certificate, endorsed by Hippo in blank, representing the shares of HippoRx Common Stock issuable in the HippoRx Distribution (which shall constitute all of the shares of HippoRx Common Stock outstanding as of the Closing Date), and shall cause the transfer agent for the shares of HippoRx Common Stock to instruct the Exchange Agent to hold in trust (pending conversion of such shares of HippoRx Common Stock into shares of Newco Common Stock pursuant to the HippoRx Merger) the appropriate number of such shares of HippoRx Common Stock (as set forth in Section 2.05(b)) for each such holder or designated transferee or transferees of such holder.”

12. Section 2.05(b) of the Master Transaction Agreement is here by amended and restated in its entirety to read as follows:

“(b) Each holder of outstanding shares of Hippo Common Stock (including Hippo Restricted Stock but excluding, for the avoidance of doubt, Treasury Stock) on the Record Date will be entitled to receive in the HippoRx Distribution a number of shares of HippoRx Common Stock equal to (i) 100 divided by the number of shares of Hippo Common Stock outstanding on the Record Date (excluding, for the avoidance of doubt, any shares of Treasury Stock) multiplied by (ii) the number of shares of Hippo Common Stock held by such holder on the Record Date.”

13. Section 7.04 of the Hippo Disclosure Schedule is hereby amended to replace item 55 with the following:

“55. Inter-Company Business Operating Agreement between US Bioservices Corporation and PharMerica, Inc. dated October 10, 2005. US Bioservices consent is required to assign the Agreement (pursuant to the terms of the Agreement, any change in control involving a sale, merger or acquisition of either party to a non-ABC entity is considered an assignment).”

14. Section 7.18(d) of the Hippo Disclosure Schedule is hereby amended to replace item 1 with the following:

“1. Pursuant to the Inter-Company Business Operating Agreement, and the undated Specialty Pharmacy Rider thereto, between U.S. Bioservices Corporation and PharMerica, Inc., U.S. Bioservices occupies 100 square feet of space in PharMerica’s Pompano Beach cost center.”

15. The Hippo Disclosure Schedule is hereby amended by adding thereto Section 12.04 of the Hippo Disclosure Schedule as set forth in Annex B hereto.

16. Section 16.04 of the Master Transaction Agreement is hereby amended and restated in its entirety to read as follows:

“Section 16.04. Fees and Expenses. All fees and expenses incurred in connection with this Agreement shall be paid by the party incurring such fee or expense; provided that, notwithstanding the foregoing, Newco shall be responsible for the fees and expenses set forth in Section 16.04 of the Hippo Disclosure Schedule regardless of which party incurs such fees and expenses and regardless of whether such fees and expenses are incurred before or after the Effective Time. Any fees and expenses for which Newco is responsible that are paid prior to the Effective Time shall be paid by Hippo and Rhino, with each of Hippo and Rhino paying one-half of such fees and expenses, and Newco shall reimburse Hippo and Rhino for their payment of such fees and expenses at or promptly after the Effective Time. After the Effective Time, Newco shall promptly reimburse Hippo and Rhino for their payment of any fees and expenses for which Newco is responsible pursuant to this Section 16.04 that have not otherwise been reimbursed by Newco.”

17. Section 16.04 of the Hippo Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in Annex C hereto.

18. Capitalized terms used in this Amendment but not defined herein shall have the meanings assigned to them in the Master Transaction Agreement.

19. Except as expressly set forth in this Amendment, this Amendment shall not constitute an amendment or modification of any other provision of the Master Transaction Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in the Master Transaction Agreement shall refer to the Master Transaction Agreement as amended by this Amendment.

20. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts entered into and fully performable within such State.

21. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

AMERISOURCEBERGEN CORPORATION

By:	/s/ Michael D. DiCandilo
	Name:	Micahel D. DiCandilo
	Title:	Executive Vice President

PHARMERICA LONG-TERM CARE, INC.

By:	/s/ John G. Chou
	Name:	John G. Chou
	Title:	Vice President

KINDRED HEALTHCARE, INC.

By:	/s/ Gregory C. Miller
	Name:	Gregory C. Miller
	Title:	Senior Vice-President Corporate Development and Financial Planning

KINDRED PHARMACY SERVICES, INC.

By:	/s/ Gregory C. Miller
	Name:	Gregory C. Miller
	Title:	Senior Vice-President Corporate Development and Financial Planning

KINDRED HEALTHCARE OPERATING, INC.

By:	/s/ Gregory C. Miller
	Name:	Gregory C. Miller
	Title:	Senior Vice-President Corporate Development and Financial Planning

PHARMERICA CORPORATION

By:	/s/ Gregory S. Weishar
	Name:	Gregory S. Weishar
	Title:	CEO

HIPPO MERGER CORPORATION

By:	/s/ David M. Senior
	Name:	David M. Senior
	Title:	Co-President

By:	/s/ Mark A. McCullough
	Name:	Mark A. McCullough
	Title:	Co-Treasurer; Co-Secretary

RHINO MERGER CORPORATION

By:	/s/ David M. Senior
	Name:	David M. Senior
	Title:	Co-President

By:	/s/ Mark A. McCullough
	Name:	Mark A. McCullough
	Title:	Co-Treasurer; Co-Secretary